UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 8, 2014

ADVANCED CANNABIS SOLUTIONS, INC.

 (Exact Name of Registrant as Specified in Charter)

Colorado	000-54457	20-8096131
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6565 E. Evans Avenue Denver, CO	80224
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 759-1300

(Former name or former address, if changed since last report)

Copies to:

Gregory Sichenzia, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway – 32nd Floor

New York, NY 10006

(212) 930-9700

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[_]

Written communications pursuant to Rule 425 under the Securities Act

[_]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[_]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[_]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 2, 2014, Advanced Cannabis Solutions, Inc. (the “Company”) entered into a settlement agreement with Stephen G. Calandrella, as described in Item 8.01 below. A copy of the Settlement Agreement is attached as Exhibit 10.1 hereto.

ITEM 8.01	OTHER EVENTS

As previously disclosed on the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 30, 2014, the Company filed a lawsuit (the “Action”) against Stephen G. Calandrella (“Calandrella”) under Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

According to the complaint filed in federal court, while a principal stockholder, Calandrella, unbeknownst to the Company, engaged in a series of purchases and sales of the Company’s stock within a six-month period.  The Action is captioned Advanced Cannabis Solutions, Inc. v. Stephen G. Calandrella, Colorado District Court Civil Action No. 14-CV-02649.

The Action stemmed from the Company’s investigation into Calandrella’s conduct, as prompted by the SEC’s suspension of trading in the Company’s stock on March 27, 2014. After the Action was filed, the Company continued its investigation into, among other things, the circumstances surrounding Calandrella’s acquisition and dispositions of his common stock of the Company.  The Company’s investigation culminated in this settlement of the Action.

On December 2, 2014, the Company agreed to settle and dispose of the claims asserted by it against Calandrella in the Action provided that Calandrella returns or causes to be returned for cancellation an aggregate of 1,125,000 shares of the Company’s common stock to the Company by December 16, 2014 (the “Settlement Agreement”).  The Settlement Agreement is attached hereto as Exhibit 10.1.  The shares of common stock to be returned for cancellation represent approximately 8.22% of the total outstanding shares of common stock of the Company.  Following the return of the shares of common stock, it is anticipated that the Company will have an aggregate of 12,578,903 shares of common stock outstanding.

On December 8, 2014, the Company issued a press release (the “Release”) relating to certain corporate updates and other information currently available about the Company. A copy of the Release is attached hereto and incorporated herein by reference in its entirety as Exhibit 99.1.

The information contained in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.  The furnishing of the information in this Current Report on Form 8-K is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information contained in this Current Report on Form 8-K constitutes material investor information that is not otherwise publicly available.

The Securities and Exchange Commission encourages registrants to disclose forward-looking information so that investors can better understand the future prospects of a registrant and make informed investment decisions. This Current Report on Form 8-K and exhibits may contain these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and which involve risks, uncertainties and reflect the Registrant’s judgment as of the date of this Current Report on Form 8-K. Forward-looking statements may relate to, among other things, operating results and are indicated by words or phrases such as “expects,” “should,” “will,” and similar words or phrases. These statements are subject to inherent uncertainties and risks that could cause actual results to differ materially from those anticipated at the date of this Current Report on Form 8-K. Investors are cautioned not to rely unduly on forward-looking statements when evaluating the information presented within.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)     Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Settlement Agreement between the Company and Calandrella, dated December 2, 2014
99.1	Press Release dated December 8, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 8, 2014

ADVANCED CANNABIS SOLUTIONS, INC.

By:	/s/ Robert L. Frichtel
Name:	Robert L. Frichtel
Title:	Chief Executive Officer